As filed with the Securities and Exchange Commission on September 22, 1997 Registration No. ______________
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                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549
                                _________________________

                                         FORM S-3
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933
                                _________________________
                                        CASMYN CORP.
                  (Exact name of Registrant as specified in its charter)

                Colorado                                     84-0987840
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                                    1335 Greg Street
                                       Unit #104
                                  Sparks, Nevada  89431
                                     (702) 331-5524


           (Address, including Zip Code, and Telephone Number, Including
               Area Code of Registrant's Principal Executive Offices)
                              _________________________
                                     Amyn Dahya
                                     President
                                  1335 Greg Street
                                    Unit # 104
                               Sparks, Nevada  89431
                                  (702) 331-5524

             (Name, Address, including Zip Code, and Telephone Number,
                    Including Area Code, of Agent for Service)
                              _________________________
                                      Copy to:
                               David L. Ficksman, Esq.
                                  Loeb & Loeb LLP
                        1000 Wilshire Boulevard, Suite 1800
                           Los Angeles, California 90017
                                  (213) 688-3698
                              _________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __
                              _________________________

                           CALCULATION OF REGISTRATION FEE
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TITLE OF EACH                      PROPOSED       PROPOSED
CLASS OF         AMOUNT            MAXIMUM        MAXIMUM           AMOUNT OF
SECURITIES TO    TO BE             OFFERING PRICE AGGREGATE         REGISTRATION
BE REGISTERED    REGISTERED(1)     PER SHARE(2)   OFFERING PRICE(2) FEE

Common Stock,
$.04 par
value per share  4,863,539         $5.34          $  25,971,298     $7,869

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(1) Includes the registration for resale of the following: (i) all shares of Common Stock issuable upon conversion of 533,885 shares of the Registrant's 8% Convertible Preferred Stock issued on a private placement on September 2, 1997 (the "September Convertible Preferred Stock");
      (ii) all shares of Common Stock issuable upon conversion of 56,725 shares of the September Convertible Preferred Stock issuable upon the exercise of warrants issued in connection with the foregoing private placement; (iii) all such currently indeterminate number of shares of Common Stock issuable upon conversion of 11,686 shares of Convertible Preferred Stock issued in connnection with obligations under a Preferred Stock Investment Agreements pursuant to which certain shares of Convertible Preferred Stock were issued in April 1997; (iv) all shares of Common Stock issuable upon conversion of shares of Registrant's September Convertible Preferred Stock issuable as dividends in respect of shares of the September Convertible Preferred Stock; and (v)
      450,000 shares of Common Stock (subject to adjustment) issuable upon exercise of presently outstanding options and warrants. For purpose of calculating the number of shares of Common Stock included in this Registration Statement, the Company calculated 130% of the number of shares of Common Stock issuable in connection with the Conversion of the September Convertible Preferred Stock based on a market price of $5.34 per share of Common Stock (the last reported sales price reported by NASDAQ on September 16, 1997). In addition to the estimated number of shares set forth in the table, the amount to be registered includes a presently indeterminate number of shares issuable upon conversion of or otherwise in respect of Registrant's September Convertible Preferred
      Stock as such number may be adjusted as a result of stock splits, stock dividends and antidilution provisions (including floating rate conversion prices) in accordance with Rule 416.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the last reported sale price reported on the Nasdaq SmallCap Market for the Registrant's Common Stock on September 16, 1997.

                               _________________________

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE.    THIS  PROSPECTUS  SHALL  NOT
CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION  OF  AN  OFFER  TO  BUY  NOR
SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   Subject to Completion Dated September 22, 1997

                                   PROSPECTUS

                                  CASMYN CORP.

                         4,863,539 SHARES OF COMMON STOCK*

          All of the shares ("Shares") of Common Stock, par value $.04 per share ("Common Stock") of Casmyn Corp., a Colorado corporation ("Casmyn" or the "Company"), are being offered by certain securityholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the Shares offered hereby. All expenses of this offering will be paid for by the Company except for commissions, fees and discounts of any underwriters, brokers, dealers or agents retained by the Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution" for information relating to the Selling Shareholders and this offering. The Common Stock Company is traded on the NASDAQ SmallCap Market under the symbol "CMYN." On September 16, 1997, the last reported sale price of the Common Stock, as reported on the NASDAQ SmallCap Market, was $5.34 per share.

           *The Shares offered hereby for resale are: (i) all such currently indeterminate number of shares of Common Stock issuable upon conversion of 533,885 shares of the Company's Convertible Preferred Stock, par value $.10 and liquidation preference $25 per share (the "September Convertible Preferred Stock:) issued in a private placement completed in September 1997 (the "September Private Placement"); (ii) all such currently indeterminate number of shares of Common Stock issuable upon conversion of 56,725 shares of the September Convertible Preferred Stock issuable upon the exercise of warrants (the "September Convertible Preferred Stock Warrants") issued in connection with the September Private Placement; (iii) all such currently indeterminate number of shares of Common Stock issuable upon conversion of 11,686 shares of Convertible Preferred Stock issued in connection with obligations under Preferred Stock Investment Agreement pursuant to which 834,667 shares of Convertible Preferred Stock were issued in April 1997 (the "Obligation Shares"); (iv) all such currently indeterminate number of shares of Common Stock issuable upon conversion of the September Convertible Preferred Stock issuable as dividends in respect of the September Convertible Preferred Stock and the September Convertible Preferred Stock Warrants; and (v) 450,000 shares of Common Stock (subject to adjustment) issuable upon exercise of presently outstanding options and warrants. The number of shares of Common Stock issuable in connection with the transactions referred to above and offered for resale hereby is an estimate based upon the market price of the Common Stock set forth above, is subject to adjustment and could be materially less or more than such estimated amount depending upon factors which cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock and the decision by the holders of the September Convertible Preferred Stock as to when to convert such shares. If, however, such market price of the Common Stock were used to determine the number of shares issuable as of the first dates on which all the September Convertible Preferred Stock may be converted, the Company would be obligated to issue a total of approximately 4,413,539 shares of Common Stock if all shares of the September Convertible Preferred Stock outstanding or issuable upon the exercise of the September Convertible Preferred Stock Warrants were converted on such dates. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to when holders will elect to convert shares of September Convertible Preferred Stock into shares of Common Stock. See "Risk Factors - Effect of Conversion of Convertible Preferred Stock, Potential Common Stock Adjustment" and "Description of Capital Stock."

  THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
   RISK. THESE SECURITIES SHOULD BE PURCHASED ONLY BY THOSE PERSONS WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS" ON PAGE 4)

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                         ____________________________


                 The date of this Prospectus is _____________, 1997

                          AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. These reports, proxy statements and other information may also be obtained from the Web site that the Commission maintains at http:\\www.sec.gov.

          The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                           ____________________________

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

          1. The Company's Annual Report on Form 10-K/A for the year ended September 30, 1996; and

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996 and March 31, 1997 and on Form 10-Q/A for the quarter ended June 30, 1997; and

          3.  The Company's reports on Form 8-K dated October 1, 1996; and

          4.  The Company's reports on Form 8-K dated October 15, 1996.

          All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference, other than exhibits to such documents not specifically incorporated by reference. Requests for such copies should be directed to Mr. Dennis Welling, Casmyn Corp., 1800-1500 West Georgia Street, Vancouver, British Columbia V6G 2Z6

           Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                  RISK FACTORS

           IN EVALUATING AN INVESTMENT IN SHARES OF COMMON STOCK OF THE COMPANY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS.

LIMITED OPERATING HISTORY UNDER CURRENT MANAGEMENT

           The Company has only been operating under its current management since March 1994. Since that time, it has engaged in limited business operations and is still in the process of acquiring and developing mineral properties and technologies for its business, and it has been operating with losses. There is no assurance that the Company will be able to generate the revenues necessary to be profitable or that it will be successful if forced to seek additional funds for further development of its current mining properties and technologies.

RELIANCE ON OUTSIDE FINANCING

           The Company's management believes that in the long term it will be able to generate revenues sufficient to fund its operations and continue with its proposed business plans. However, to complete current projects under development and should the Company expand its operations and/or make acquisitions that would require substantial sums of money, it will have to seek additional debt or equity financing. Since inception, the Company's operations have been financed in substantial part through private sales of the Company's securities and private loans. There can be no assurance that such financing would be available on terms acceptable to the Company, as and when needed. The ability of the Company to obtain financing will depend on, among other factors, political stability in those countries in which the Company does business, the price (and trends of prices) of minerals and the market perception of mining stocks.

RELIANCE UPON OFFICERS AND DIRECTORS

          The Company is wholly dependent, at present, upon the personal efforts and abilities of its officers and directors. The loss of one or more of its officers or directors could have a material adverse effect on the Company's operating results. The Company does not maintain key-man life insurance on its officers and directors. While the Company will solicit business through its officers and directors, there can be no assurance as to the volume of business, if any, which the Company may obtain, or that its operations will prove to be as profitable as presently anticipated.

CONFLICTS OF INTEREST

          The Company has in the past obtained and anticipates obtaining certain of its services and has shared and anticipates sharing management and facilities from companies of which certain of its officers, directors and principal shareholders are officers, directors and/or principal shareholders. All such services and facilities will be obtained by the Company at terms which the Company believes are competitive in the marketplace and at least as favorable to the Company as would be obtained by a third party. The Company has also advanced, and anticipates that it will continue to advance over the near term, funds to WaterPur International Inc. ("WPUR"), formerly Vector Environmental Technologies, Inc., in which the Company owns 31.2% of the outstanding equity. As of August 31, 1997, WPUR was indebted to the Company in the approximate amount of $4,250,000.

UNPROFITABILITY

          Despite the business experience of the officers, directors and principal shareholders of the Company, the Company has been operating at a loss and has not been profitable since 1994, when Mr. Amyn Dahya, the Company's President, acquired majority ownership. The Company had net income of $47,060 for the fiscal year ended September 30, 1994 and net losses of $3,042,428, $8,321,326 and $3,320,388 for the fiscal years ended September 30, 1995 and 1996 and the nine months ended June 30, 1997 respectively. There can be no assurance the Company will be profitable in the future, or that such profitability, if attained, will be sufficient to permit the Company to be successful in the future or to expand or continue to operate.

COMPETITION

          Competition includes large established mining companies having substantial capabilities and greater financial and technical resources than the Company. Therefore, the Company may be unable to acquire future potential mining properties on terms it considers acceptable. The Company also competes with other mining companies in the recruitment and retention of qualified employees.

GOVERNMENTAL APPROVAL/REGULATIONS

          The mining operations of the Company, through its wholly-owned subsidiaries Casmyn Mining Corporation and Casmyn Mining Zimbabwe [Private] Limited, are conducted primarily through its offices located in South Africa and Zimbabwe. Casmyn Mining Corporation is qualified to do business in South Africa which include permits to allow the Company to conduct exploration activities on optioned properties and, as such, is subject to the laws of that country. Casmyn Mining Zimbabwe [Private] Ltd. received approval from the Zimbabwe Investment Centre to carry out exploration and mining activities and from the Zimbabwe Reserve Bank to purchase 100% of the shares of a group of five (5) private mining companies in Zimbabwe (See "The Company").

COMPLIANCE WITH ENVIRONMENTAL LAWS

          The mining operations of the Company in South Africa are directed at determining the presence of economically viable mineral deposits on properties under option. It is the Company's intention, once such mineral deposits are discovered, to identify a joint venture partner to develop and operate the mining properties. Under the South Africa Minerals Act, 1991, the Company and/or its joint venture partner are responsible for development of an environmental impact assessment and an environmental management program for the proposed mining venture which must be approved prior to the start of exploration and/or mining operations. On January 31, 1996, the Company acquired various gold mining properties and processing facilities in Zimbabwe and has begun mining and processing gold at those facilities. The Company is also engaged in an exploration program in Zambia that consists mainly of geophysics, soil sampling and core drilling. The Company believes that it is in compliance with the environmental laws of the countries in which it operates.

RISK OF DEVELOPMENT AND POSSIBILITY OF INADEQUATE INSUARNCE COVERAGE, CONSTRUCTION AND MINING OPERATIONS

          In connection with the development of a mineral resource property, the ability to meet cost estimates and construction and production time estimates cannot be assured. Technical considerations, delay in obtaining governmental approvals, inability to obtain financing or other factors could cause delays in developing mineral resource properties. Additionally, the business of mineral mining is subject to a variety of risks and hazards, including environmental hazards, industrial accidents, flooding and the discharge of toxic chemicals. The Company has obtained insurance in amounts it considers to be adequate to protect itself against certain of these risks of mining and processing. However, the Company may become subject to liability for certain hazards for which it cannot obtain insurance or which it may elect not to obtain insurance against because of premium cost or other reasons.

EXPLORATION PROGRAMS - CERTAIN PROPERTIES LACK PROVEN COMMERCIALLY VIABLE MINERAL DEPOSITS

          A major part of the Company's business is the exploration of its existing properties and the evaluation and pursuit of potential new prospects at the exploration stage. Substantial expenditures may be incurred in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing reserves through drilling and other techniques, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility and the market price of the minerals at the time of sale. There is no assurance that existing or future exploration programs or acquisitions will result in the identification of deposits that can be mined profitably. The Company generally acquires the rights to explore for mineral resources on various parcels of land through option agreements negotiated with the property owner. The agreements generally have a term of one year with the right to extend on a year to year basis. The Company is in the process of determining the potential for economically viable mineral resources on properties under option and will either renew or cancel options based upon this determination.

          To date, the Company's properties and exploration programs in South Africa and Zambia have not indicated the presence of proven commercially viable mineral deposits.

UNCERTAINITY OF RESERVE ESTIMATE CALCULATIONS AND UNCERTAINTY OF ABILITY TO REPLACE EXISTING RESERVES

          Uncertainty exists in the determination of proven and probable gold reserves due to assumptions made as to cost of production and world gold prices. Additionally, while the Company continues its exploration program at its Zimbabwe properties to identify new reserves to replace those currently being depleted, there is no assurance that the Company will be able to find such new reserves.

MARKET FACTORS AND VOLATILITY

          Active international markets have historically existed for gold. There has been an active market for diamonds, copper, cobalt and uranium which are of a commodity nature. As such, the Company anticipates no barriers to the sale of these minerals. Prices of certain minerals have fluctuated widely, particularly in recent years, and are affected by numerous factors beyond the control of the Company. Future mineral prices cannot be accurately predicted. A significant decline in the price of gold being produced or expected to be produced by the Company could have a material adverse effect on the Company. However, the Company will attempt to reduce its exposure to losses from such price decreases through hedging.

NO CASH DIVIDENDS

          The Company has never paid and has no present plans to pay any cash dividends on its common stock. The Company currently intends to retain its earnings to finance the growth and development of its business.

CERTAIN TAX CONSIDERATIONS

          The Company is predominantly invested in foreign subsidiaries.
Those subsidiaries are subjected to tax imposed on them in the foreign jurisdictions in which they operate and in which they are organized. Further, their income is subject to US federal and state income taxes when distributed, deemed distributed or otherwise attributed to, the Company, which is a US corporation. Complex US tax rules apply for purposes of determining the calculation of those US taxes, the availability of a credit for any foreign taxes imposed on the foreign subsidiaries or the Company and the timing of the imposition of US tax.

          Normally, all foreign income earned by a US multinational eventually will be subject to US tax. Income earned by a foreign branch of a US company is taxable currently in the United States, and income earned by a foreign subsidiary could be subject to US tax either in the year distributed to the US as a dividend or in the year earned by means of Subpart F, foreign personal holding company or other federal tax rules requiring current recognition of certain income earned by foreign subsidiaries.

          Income earned in foreign countries often is subject to foreign income taxes. In order to relieve double taxation, the US federal tax law generally allows US corporations a credit against their US tax liability in the year the foreign earnings become subject to US tax in the amount of the foreign taxes paid on those earnings. The credit is limited, however, under complex limitation rules, to, in general, the US (pre-credit) tax imposed on the US corporation's foreign source income. Further, complex rules exist for allocating and apportioning interest, research and development expenses and certain other expense deductions between US and foreign sources. Limiting provisions of the source rules decrease the amount of foreign source income many US multinationals can generate. Reduced foreign source income results in a smaller foreign tax credit limitation, as the limitation is based on the ratio of foreign source net income to total net income.

          These rules can prevent US multinationals from crediting all of the foreign taxes they pay. To the extent that foreign taxes are not creditable, foreign source income bears a tax burden higher than the US tax rate.

GENERAL POLITICAL RISKS AND RISK OF CURRENCY EXCHANGE RATE FLUCTUATIONS

          The Company is actively engaged in exploration and production activities in Zimbabwe, Zambia and South Africa. These countries may be subject to a substantially greater degree of social, political and economic instability than is the case in the United States and Western European countries. Such instability may result from, among other things, the following: (i) popular unrest associated with demands for improved political, economic and social conditions; and (ii) ethnic, religious and racial
disaffection.    Such  social,  political  and  economic  instability  could significantly disrupt the Company's business. In addition, there may be the possibility of nationalization, asset expropriations or future confiscatory levels of taxation affecting the Company. In the event of nationalization, expropriation or other confiscation, the Company may not be fairly compensated for its loss and could lose its entire investment in the country involved.

          The economies of individual countries in which the Company does business may differ favorably or unfavorably and significantly from the U.S. economy in such respects as the rate of growth of GDP or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position.

          Governments in certain foreign countries in which the Company does business participate to a significant degree, through ownership interests or regulation, in their respective economies. Action by these governments could have a significant adverse effect on the Company's business.

          The Company is actively engaged in business activities in Vietnam through its investment in WaterPur International, Inc. The political situation in Vietnam involves certain risks. The government of Vietnam exercises control over licensing, importing and exporting, which may impact on the Company's ability to carry out its business. The legal climate remains unsettled with many ambiguous regulations. The financial system remains underdeveloped, and relies on high interest rates to attract deposits, though a great deal of wealth is held in nonfinancial assets. The role of the state in the economy is significant and is likely to remain so.

          The value of the assets of the Company as measured in dollars also may be affected favorably or unfavorably by fluctuations in currency rates and exchange control regulations. Some of the currencies of countries in which the Company does business have experienced devaluations relative to the dollar, and major adjustments have been made periodically in certain of such
currencies.    Also,  certain  of  these  countries  face  serious  exchange constraints. Further, the Company may incur costs in connection with conversions between various currencies. Foreign exchange dealers realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer normally will offer to sell a foreign currency to the Company at one rate, while offering a lesser rate of exchange should the Company desire immediately to resell that currency to the dealer. The Company conducts its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into forward, futures or options contracts to purchase or sell foreign currencies or through entering into currency swap transactions. If the foreign currency hedging engaged in by the Company does not protect the Company against adverse changes in exchange rates, the Company's net assets (including accrued income and realized capital gains) and distributions would be affected by fluctuations in the value of the local currency. The Company does not currently have any foreign exchange hedge contracts in place.

DILUTIVE EFFECT OF OPTIONS AND WARRANTS; SHARES AVAILABLE FOR FUTURE SALE.

         As of September 16, 1997, the Company had granted options to purchase an aggregate of approximately 2,466,000 shares at exercise prices ranging from $.04 to $21.00 per share, and warrants to purchase an aggregate of approximately 1,314,000 shares of Common Stock at exercise prices ranging from approximately $5.25 per share to $13.00 per share. Additionally, there are outstanding 110,000 Placement Agent Warrants to purchase shares of the Company's Convertible Preferred Stock at a price of $25.00 per share issued in a private placement of Convertible Preferred Stock in April 1997. In the
event that all such options and warrants are exercised for cash, the aggregate proceeds to the Company would be approximately $33,033,000. To the extent that the stock options and warrants are exercised, material dilution of the ownership interest of the Company's present shareholders will occur. The Company also expects that in the ordinary course of its business it will issue additional warrants and grant additional stock options including, but not limited to, options granted pursuant to its Employee and Director's Stock
Option  Plans.    Investors  should note that the recent trading prices of the
Common Stock significantly exceeds the Company's book value per share for financial accounting purposes. In addition, this prospectus covers the resale of an estimated 4,863,539 shares of Common Stock pertaining to shares of Common Stock issuable upon the exercise of presently outstanding warrants and options and the conversion of the September Convertible Preferred Stock and the Obligation Shares (subject to the assumptions set forth on the cover page of this Prospectus related to future market prices of the Common Stock and conversion elections made by holders of the Convertible Preferred Stock). During the effectiveness of this registration statement, such shares will be eligible for resale in the public market without restriction under the Securities Act. Sales of substantial amounts of Common Stock by shareholders, or the perception that such sales could occur, could adversely affect the market price for the Common Stock. See "-- Effect of Conversion of Convertible Preferred Stock; Potential Common Stock Adjustment," "Description of Capital Stock" and "Shares Available for Future Sale."

EFFECT OF CONVERSION OF CONVERTIBLE PREFERRED STOCK; POTENTIAL COMMON STOCK ADJUSTMENT.

          In April 1997, the Company completed a private placement (the "April Private Placement") of 834,667 shares of the same series of Preferred Stock as the September Convertible Preferred Stock (the "April Convertible Preferred Stock"). The April Convertible Preferred Stock and the September Convertible Preferred Stock (collectively, the "Convertible Preferred Stock") entitles the holders thereof to convert such shares into shares of Common Stock. The exact number of shares of Common Stock issuable upon conversion of all of the Convertible Preferred Stock cannot currently be estimated but, the amount of such issuances of Common Stock will vary inversely with the market price of the Common Stock. The holders of Common Stock will be materially diluted by conversion of the Convertible Preferred Stock which dilution will depend on, among other things, the future market price of the Common Stock and the decisions by holders of shares of Convertible Preferred Stock as to when to convert such shares which will affect, among other things, the number of shares of Convertible Preferred Stock issuable as dividends (and ultimately the number of shares of Common Stock). On September 16, 1997, the last reported sales price of the Common Stock on the NASDAQ SmallCap Market was $5.34 per
share.    If  such market price were used to determine the number of shares of
Common  Stock  issuable  as  of the first date on which all of the outstanding shares of Convertible Preferred Stock may be converted, the Company would issue a total of approximately 4,414,000 shares of Common Stock from the September Private Placement and the Obligation Shares and approximately 5,436,000 shares of Common Stock from the April Private Placement if all such shares, including shares of all Convertible Preferred Stock issuable upon the exercise of the outstanding Convertible Preferred Stock Warrants issued in the April Private Placement and September Private Placement were
converted  at  such  time.    To  the extent the market price per share of the
Common Stock is lower or higher than $5.34 as of any date on which outstanding shares of Convertible Preferred Stock are converted, the Company would issue more or less shares of Common Stock than reflected in such estimate, and such difference could be material. The number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock will increase as the market price of the Common Stock decreases (and decrease as such market price
increases).    The  number  of shares of Common Stock may also increase should holders of Convertible Preferred Stock continue to hold such shares, thereby causing the discount to market price applicable upon conversion of such shares to increase and the number of shares of Convertible Preferred Stock issued as dividends to increase. The holders of the outstanding shares of Convertible Preferred Stock also possess certain registration rights, including the right to include all of the shares of Common Stock that such holders may desire to sell in certain underwritten public offerings by the Company. The terms of the Convertible Preferred Stock do not provide for any limit on the number of shares of Common Stock which the Company may be required to issue in respect
thereof.    Stock  market  volatility,  whether  related  to  the stock market generally or the Company specifically, and if coincident in time with conversions of Convertible Preferred Stock, will impact directly the number of shares of Common Stock issuable upon conversion thereof. Additionally, if the Company issues Common Stock or securities convertible into or exercisable for Common Stock or other convertible securities at an effective price per share which is lower than the conversion price of the shares of Convertible

Preferred Stock at that time, the Company is required to issue upon conversion of the shares of Convertible Preferred Stock an additional number of shares of Common Stock necessary to reduce the effective conversion price to such lower issue price (subject to certain exceptions pertaining to shareholder approved option plans).

RESTRICTIONS ON TRANSFER.

          Following conversion of the Convertible Preferred Stock into shares of Common Stock, the holders of such shares of Common Stock will be limited on resales of such shares to the greatest of: (i) 10% of the average daily trading volume of the Common Stock for the five trading days preceding any such sale date; (ii) 25,000 shares; and (iii) 10% of the trading volume for the Common Stock on the date of any such sale. Such limitations on transfer would limit the ability of an investor to sell shares of Common Stock received upon conversion of the Convertible Preferred Stock in excess of such levels in one transaction and delay the time over which an investor could sell their entire holdings of such shares of Common Stock. See "Description of Capital Stock -- Preferred Stock."

POSSIBLE ISSUANCE OF ADDITIONAL SHARES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL.

          The Company's Articles of Incorporation authorizes the issuance of "blank check" Preferred Stock with such designations, rights and preferences as may be determined from time-to-time by the Company's Board of Directors. Accordingly, the Board is empowered, without approval by holders of the Common Stock, to issue additional shares of Preferred Stock with dividend, liquidations, redemption, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common
Stock.    It was pursuant to this authority that the shares of the September
Convertible Preferred Stock were issued. In the event of issuance, Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company may issue additional shares of Preferred Stock in the future to raise capital. See "Description of Capital Stock."

                                    THE COMPANY

          The business activities of the Company center around mineral resource development. The primary focus to date has been the acquisition and exploration of mineral resource properties in Zimbabwe, Zambia and South Africa. The Company has acquired certain mineral properties in South Africa, a prospecting license in Zambia and is presently conducting mining operations on its Zimbabwe mining properties. In addition, the Company has positioned itself in the environmental industry through an equity investment in WPUR.

WPUR is currently focused primarily on the development, manufacture, sales and management of water treatment equipment and facilities, principally in Vietnam and North America.

          On January 31, 1996, the Company acquired 100% of the shares of a group of five (5) private mining companies (the "Acquired Companies") controlled by the Muir Family in Zimbabwe: E.W.B. Properties (Private)
Limited: Matabeleland Minerals (Private) Limited, Greenhorn Mines (Private) Limited, Morven Mining (Private) Limited, Motapa Minerals (Private) Limited and Turk Mines (Private) Limited. The Acquired Companies own mining claims controlling gold and silver mineral rights on properties that lie within the Bubi Greenstone Belt, which is one of the largest greenstone formations in Zimbabwe and include numerous shafts, mining equipment and mineral processing mills with a total capacity of 1,000 tonnes per day. Also, on January 31, 1996, the Company purchased the assets of the Dawn Mine property in Zimbabwe. The group of mines making up the Dawn Mine property had produced over 340,000 ounces of gold at an average grade of 0.48 ounces of gold per tonne. The Dawn Mine is located in close proximity to the Turk mine and mill and will be operated under a mine plan which includes the Turk mine and other mining properties in the area owned by the Company. Through the acquisition of the Acquired Companies, the Company owns a 100% interest in 18 past producing gold mines that have produced in excess of 1,000,000 ounces of gold since mining commenced in the early 1900's. The Company believes that, through the modernization of the physical plant and implementation of advanced mining technologies, significant increases in gold recovery can be realized. In addition, the Company is expanding its gold reserves through the application of advanced exploration techniques. Mr. P. Bekker, Consulting Geologist, an independent consultant has calculated that the Company has in excess of 1,020,000 ounces of proven and probable gold reserves for the mines owned by the Company. As of September 16, 1997, the Company was operating three (the Turk,Dawn and Lonely mines) of the 18 mines acquired.

                              RECENT DEVELOPMENTS

          On September 2, 1997, the Company completed a private placement offering of 533,885 shares of the Company's Convertible Preferred Stock and received aggregate net proceeds therefrom of approximately $12,650,000 (including accrued interest at 8% per annumn from April 14, 1997 to the date of closing and after cash fees to the placement agents and estimated transaction expenses). The Company will use the net proceeds as follows:


 Repayment of short term loans                $ 5,000,000
 Zimbabwe Mine Expansion & Explorations         7,650,000
                                              -----------
            Total                             $12,650,000
                                              ===========


          On April 14, 1997, the Company completed a private placement offering of 834,667 shares of the Company's newly established Convertible Preferred Stock (the "April Private Placement") and received aggregate net proceeds therefrom of approximately $16,700,000 (after cash fees to the placement agent and the Company's financial advisor and estimated transaction expenses but without giving effect to the conversion of approximately $2,087,000 principal amount of Convertible Debentures into Convertible Preferred Stock). In connection with the private placement of the Convertible Preferred Stock, the holder of the Company's $5,000,000 Convertible Debentures converted $2,086,675 principal amount of such Debentures into 83,467 shares of the Convertible Preferred Stock and the remaining $2,913,325 principal amount into 594,856 shares of the Company's Common Stock.

          All of the shares of the Convertible Preferred Stock have a liquidation preference of $25.00 per share, are non-voting and are entitled to quarterly dividends of 8% per annum. The first dividend was paid in additional shares of Convertible Preferred Stock valued at $25.00 pershare on July 31, 1997. Subsequent dividends are payable on September 30, December 31, March 31 and June 30 of each year, when and as declared by the Company's Board of Directors. Commencing on July 15, 1997, 10% (or such larger percentage as is determined by the Company in its sole discretion) of the shares of the Convertible Preferred Stock held by each holder were convertible, and thereafter on the successive monthly anniversaries an equal number of shares of Convertible Preferred Stock held by such holder are or will become convertible (on a cumulative basis). The Convertible Preferred Stock will be convertible at a discount to the Common Stock ranging from 8.5% to 39%,
depending upon the date on which such shares are  converted.   The September
Convertible Preferred Stock is convertible on the same schedule as the Preferred Stock issued in the April Private Placement. This discount is considered to be an additional preferred stock dividend. For the fiscal year ending September 30, 1997, the Company will record a charge to its retained earnings and a corresponding credit to preferred stock of approximately $3,826,000 as the initial discount assuming no conversion of the September Convertible Preferred Stock to Common Stock prior to September 30, 1997. The amount of the additional discount to be recorded will be measured at the percentage discount in effect at the balance sheet date and will  vary  depending upon the number of shares converted to Common
Stock over the  period.   As the discount rate increases, the additional
discount will be recognized  as a further charge to retained earnings and a
credit to preferred stock.   Assuming no conversion of the September
Convertible Preferred Stock to Common Stock during the fiscal year ending September 30, 1998, the Company estimates that the charge to retained earnings and corresponding credit to preferred stock would  be  approximately
$18,438,000  for the fiscal year ending September 30,1998.   These amounts are
recognized as a return to the Preferred Stockholders and a reduction of income available to Common Stockholders.

          The exact number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock cannot be determined and will depend upon, among other things, the future market price of the Common Stock at the date of conversion and the decisions by holders of shares of Convertible Preferred Stock as to when to convert such shares. The placement agent in the September Private Placement was issued five-year warrants to purchase an aggregate of 56,725 shares of Convertible Preferred Stock at $25.00 per share and received 7.5% of the gross proceeds from the issuance and sale of the September

Convertible Preferred Stock as cash consideration for such services. See "Risk Factors -- Effect of Conversion of Convertible Preferred Stock; Potential Common Stock Adjustment" and "Description of Capital Stock."


                          SHARES AVAILABLE FOR FUTURE SALE

          In general, Rule 144 under the Securities Act, as recently amended by the Commission ("Rule 144"), provides that a person who is an affiliate of the Company or who has beneficially owned shares that were issued and sold in reliance upon exemptions from registration under the Securities Act ("Restricted Shares") for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of (1%) percent of the then outstanding shares of Common Stock or the average weekly trading volume. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. However, a person who is not deemed to have been an "affiliate" of the Company at any time during the three months preceding a sale, and who has beneficially owned Restricted Shares for at least two years, is entitled to sell such shares under Rule 144(k) without regard to volume limitations, manner-of-sale provisions, notice requirements or the availability of current public information about the Company.

          Of the approximately 26,515,000 shares of Common Stock estimated to be outstanding (on a fully diluted basis including shares issuable upon the exercise of outstanding warrants and options) upon completion of this offering (subject to the assumptions set forth or referred to on the cover page of this Prospectus related to future market prices of the Common Stock and conversion elections made by holders of the Convertible Preferred Stock), approximately 21,989,000 shares (including for this purpose an estimated 9,2513,737 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and Convertible Preferred Stock Warrants) will have been registered under Securities Act and/or otherwise freely tradeable and approximately 2,204,444 shares are saleable subject to compliance with the requirements of Rule 144 except for the holding period. Approximately 596,132 shares of Common Stock will be tradeable subject to the one year holding period restrictions under, and compliance with the other requirements of, Rule 144 discussed above. Additionally, 450,000 shares of Commons Stock issuable upon the exercise of presently outstanding options and warrants are being registered herein. Aproximately 1,275,000 shares of common stock issuable upon the exercise of presently outstanding options have not been registered.

          Each of Amyn Dahya, the Company's Chief Executive Officer and President, and Dahya Holdings, Inc., a corporation in which Mr. Dahya is an officer, a director and minority shareholder, has agreed for the 13-month period following the issuance of the September Convertible Preferred Stock not to sell, and not to permit any of their affiliates to sell, more than 25,000 shares of Common Stock without the prior consent of the placement agent of the September Convertible Preferred Stock.

          No predictions can be made as to the effect that sales of Common Stock under Rule 144, pursuant to a registration statement or otherwise, or the availability of shares of Common Stock for sale, will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices and could impair the Company's future ability to raise capital through an offering of its equity securities. Further, certain of the share amounts set forth above under the caption "Shares Available for Future Sale" are estimates only based on recent market prices, are subject to adjustment, and could be materially less or more than such estimated amounts depending upon factors which cannot be predicted at this time, including, among others, the future market price per share of the Common Stock and conversion elections made by holders of the Convertible Preferred Stock. See "Risk Factors -- Dilutive Effect of Options and Warrants; Shares Available for Future Sale," and "-- Effect of Conversion of Convertible Preferred Stock; Potential Common Stock Adjustment."


                             SELLING SHAREHOLDERS

          The following table sets forth certain information regarding the beneficial ownership of the Common Shares to be offered hereby as of September 16, 1997, and as adjusted to reflect the sale of the Shares offered hereby, by the Selling Shareholders. The information in the table concerning the Selling Shareholders who may offer Common Shares hereunder from time to time is based on information provided to the Company by such securityholders, except for the assumed conversion ratio of shares of the September Convertible Preferred Stock into Common Stock, which is based solely on the assumption discussed or referenced in footnote (1) to the table. Information concerning such Selling Shareholders may change from time to time and any changes of which the Company is advised will be set forth in a Prospectus Supplement to the extent required. See "Plan of Distribution."


                  COMMON SHARES                               COMMON SHARES
                  BENEFICIALLY             COMMON SHARES TO   BENEFICIALLY
                 OWNED PRIOR TO             BE SOLD IN THE     OWNED AFTER
                 THE OFFERING(1)              OFFERING(1)     THE OFFERING
NAME OF
SELLING
SHAREHOLDER      NUMBER   PERCENT                             NUMBER    PERCENT
-----------      ------   -------                             ------    -------
SIL Nominees Ltd.
(2)               85,736   *                85,736             0         *

Trust Company
of America FBO
Perspective
Advisory Co. (3) 141,904   1.0%            141,904             0         *



ProFutures
Special
Equities Fund
LP (4)           141,904   1.0%            141,904             0         *

Shepherd
Investments
International
Ltd.             293,114   2.1%            293,114             0         *

Stark
International    293,114   2.1%            293,114             0         *

Nelson Partners  395,704   2.9%            395,704             0         *

Olympus
Securities, Ltd. 483,639   3.5%            483,639             0         *

Elliot
Associates,
L.P. (5)         586,228   4.2%            586,228             0         *

CC Investments,
LDC (6)          586,228   4.2%            586,228             0         *

NY-DBL Diamond
Group (7)        133,228   *               133,228             0         *

Edmond O'Donnell
(8)               28,380   *                28,380             0         *

Barry Meisel       7,328   *                 7,328             0         *

Cristostomo B.
Garcia, Trustee
(9)               29,311   *                29,311             0         *

Gerard Cappello
(10)             139,361   1.0%            139,361             0         *

Linda Cappello
(11)             201,707   1.5%            201,707             0         *

Omicron Partners,
L.P.              70,949   *                70,949             0         *

Alfred Romano     14,656   *                14,656             0         *

Jerry Kaplan      14,656   *                14,656             0         *

Lawrence Kaplan   14,656   *                14,656             0         *

Stanley Kaplan    14,656   *                14,656             0         *

Leslie D.
Michelson         13,923   *                13,923             0         *

Kenneth L.
Staub, Trustee    14,656   *                14,656             0         *

Jeffrey C.
Ullman, Trustee   73,278   *                73,278             0         *

RGC International
Investors, LDC
(12)             549,589   3.9%            549,589             0         *

Swarthmore S.A.
(13)             375,000   2.7%            375,000             0         *

Art Beroff (14)   75,000   *                75,000             0         *


Others (15)       85,634   *                85,634             0         *

     Total                               4,863,539


------------
*Represents less than 1% of the outstanding Common Stock.

(1) Except as specifically indicated in the footnotes, such beneficial ownership represents an estimate of the number of shares of Common Stock issuable upon the conversion of shares of the September Convertible Preferred Stock beneficially owned by such person (either directly or through the exercise of the September Convertible Preferred Stock Warrants), assuming the last reported sales price of $5.34 per share of Common Stock on September 16, 1997 was used to determine the number of shares of Common Stock issuable as of the first dates on which the September Convertible Preferred Stock may be converted and that all dividends on shares of the September Convertible Preferred Stock are paid in additional shares of Convertible Preferred Stock. The actual number of Shares offered hereby is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among others, application of the conversion provisions based on market prices prevailing at the actual date of conversion and the number of shares of September Convertible Preferred Stock (and ultimately the number of shares of Common Stock) issuable as dividends on the September Convertible Preferred Stock.
      The actual number of shares of Common Stock offered hereby and included in the Registration Statement of which this Prospectus is a part, includes such additional number of shares of Common Stock as may be issued or issuable upon conversion of the September Convertible Preferred Stock by reason of the floating rate conversion price mechanism or other adjustment mechanisms described therein, or by reason of any stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to when holders will elect to convert shares of September Convertible Preferred Stock into shares of Common Stock. The shares of September Convertible Preferred Stock (other than the shares of Convertible Preferred Stock issued as dividends) and the September Convertible Preferred Stock Warrants were issued in the September Private Placement. See "Risk Factors--Effect of Conversion of Convertible Preferred Stock" and "Description of Capital Stock."

 (2) Excludes 204,860 shares issuable upon conversion of the April Convertible Preferred Stock previously registered for resale with the Securities and Exchange Commission (Registration No. 333-27649).

 (3) Exclude 98,333 shares issuable upon conversion of the April Convertible Preferred Stock previously registered for resale with the Securities and Exchange Commission (Registration No. 333-27649).

 (4) Excludes 143,402 shares issuable upon converstion of the April Convertible Preferred Stock previously registered for resale with the Securities and Exchange Commission (Registration No. 333-27649).

 (5) Excludes 614,580 shares issuable upon conversion of the April Convertible Preferred Stock previously registered for resale with the Securities and Exchange Commission (Registration No. 333-27649).

 (6) Excludes 204,860 shares issuable upon conversion of the April Convertible Preferred Stock previously registered for resale with the Securities and Exchange Commission (Registration No. 333-27649).

 (7) Includes 79,936 shares issuable upon the conversion of 14,181 September Placement Agent Warrants.

 (8) Excludes 20,486 shares issuable upon conversion of the April Convertible Preferred Stock previously registered for resale with the Securities and Exchange Commission (Registration No. 333-27649).

 (9) Excludees 61,458 shares issuable upon conversion of the April Convertible Preferred Stock previously registered for resale with the Securities and Exchange Commission (Registration No. 333-27649).

 (10) Excludes 184,374 shares issuable for conversion of the April Convertible Preferred Stock previously registered for resale with the Securities and Exchange Commission (Registration No. 333-27649) and includes 95,927 shares issuable upon the conversion of 17,018 September Placement Agent Warrants.

 (11) Excludes 274,000 shares issuable upon conversion of the April Convertible Preferred Stock previously registered for resale with the Securities and Exchange Commission (Registration No. 333-27649) and includes 143,885 shares issuable upon the conversion of 25,526 September Placement Agent Warrants.

 (12) Excludes 307,290 shares issuable upon conversion of the April Convertible Preferred Stock previously registered for resale with the Securities and Exchange Commission (Registration No. 333-27649), 35,391 of the shares were issued upon a conversion occuring on September 8, 1997.

 (13) Represents 375,000 shares issuable upon the exercise of options which vest in the future.

 (14) Represents shares issuable upon exercise of 50,000 currently exercisable warrants and 25,000 warrants which vest in the future.

 (15) Represents shares issuable in connection with obligations under a Preferred Stock Investment Agreements pursuant to which shares of the April Convertible Preferred Stock were issued.

                              DESCRIPTION OF CAPITAL STOCK

          The Company's Articles of Incorporation, as amended, authorizes the issuance of shares of capital stock, of which 300,000,000 shares are designated as Common Stock, par value $0.04 per share, and 20,000,000 shares are designated as Preferred Stock, par value $0.10 per shares, of which 2,500,000 have been designated as shares of First Convertible Preferred Stock. On April 14, 1997, 834,667 shares of Convertible Preferred Stock were issued in the April Private Placement. Additionally, on September 2, 1997, 533,885 shares of Convertible Preferred Stock were issued in the September Private Placement.

COMMON STOCK

          Holders of Common Stock are entitled to one vote for each share of Common Stock on all matters submitted to a vote of shareholders. There are no cumulative voting rights. The rights, privileges and preferences of the holders of Common Stock are subject to the rights of the holders of the Convertible Preferred Stock and of any shares of Preferred Stock that may be designated and issued by the Company in the future. Subject to the restrictions contained in Preferred Stock issued by the Company, holders of Common Stock are entitled to received dividends when and if declared by the Board of Directors out of legally available funds. Upon any liquidation, dissolution or winding up of the Company, subject to the rights of holders of shares of Preferred Stock, holders of Common Stock are entitled to share pro rata in any distribution to the shareholders. Holders of Common Stock do not have preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

          The Company has warrants outstanding to purchase 357,143 shares of Common Stock at a price of $8.50 which expire on October 1, 1997. Additionally, the Company has warrants outstanding to purchase 950,046 shares of Common Stock at prices ranging from $5.25 to $13.00 per share expiring on dates ranging from March 29, 1998 to May 12, 1999.

PREFERRED STOCK

          The Company's Board of Directors, without the approval of the holders of the Common Stock, is authorized to designate for issuance up to 20,000,000 shares of Preferred Stock, in such series and with such rights, privileges and preferences as the Board of Directors may from time to time
determine.    As of the date of this Prospectus, 2,500,000 of such shares have been designated as First Series Preferred Stock, 1,446,672 of which are issued and outstanding as of the date of this Prospectus; 166,725 of which are subject to Convertible Preferred Stock Warrants, none of which had been exercised as of the date of this Prospectus; and 11,686 of which are issuable in connection with obligations under Preferred Stock Investment Agreeements pursuant to which the shares of the April Convertible Preferred Stock were issued.

          The Convertible Preferred Stock Warrants to purchase a total of 166,725 shares of Convertible Preferrred Stock are exercisable at a price of $25.00 per share, 110,000 of which expire on April 15, 2002 and 56,725 expire on September 3, 2002.

CONVERTIBLE PREFERRED STOCK

          Except for the first dividend, which was paid on July 31, 1997, each share of Convertible Preferred Stock is entitled to receive dividends, payable quarterly on September 30, December 31, March 31 and June 30 of each year, when and as declared by the Company's Board of Directors, at the rate of 8% per annum in preference to any payment made on any shares of Common Stock or any other class or series of capital stock of the Company ranking junior to the Convertible Preferred Stock. Any dividend payable after the date of issuance of the Convertible Preferred Stock shall be paid, in additional shares of Convertible Preferred Stock valued at $25.00 per share. Each share of Convertible Preferred Stock is also entitled to a liquidation preference ("Liquidation Preference") of $25.00 per share, plus any accrued but unpaid dividends, in preference to any other class or series of capital stock of the Company, other than the Convertible Preferred Stock and any other class or series of capital stock which is entitled to priority over the Convertible Preferred Stock. A consolidation or merger of the Company with or into any other corporation, or sale of all or substantially all of the assets of the Company, will, at the option of the holders of the Convertible Preferred Stock, be deemed a liquidation if the shares of stock of the Company (along with all derivative securities) outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or the acquiror of the
Company's  assets  in  the  case  of  a  sale  of  assets).   If the option is
exercised, the holders of the Convertible Preferred Stock will be entitled to receive, in cash, immediately upon the occurrence of such transaction, an amount per share equal to the liquidation preference divided by the difference between 100% and the Applicable Percentage (as defined below).

          At any time, the Company may require a portion of the shares of the Convertible Preferred to be converted into Common Stock ("Required Conversion") upon notice (the "Notice"), provided that not more than one Notice may be given in any period of thirty days. A Notice may not be given unless (A) the low trading price of Common Stock on each of the ten trading days preceding the Notice date has been equal to or greater than $14.00 per share (subject to adjustment for stock split, stock dividends and like capital adjustments), and (B) the shares of Common Stock issuable upon conversion are registered under the Securities Act, such stock is listed and traded on NASDAQ or on a national securities exchange, and there is available for delivery upon resale of such shares a prospectus meeting the requirements of the Securities Act. The number of Convertible Preferred Shares which the Company may require to be converted may not exceed the quotient obtained by dividing the average dollar volume for the twenty trading days immediately prior to the date of Notice by 25. The conversion price upon Required Conversion is 61% of the lowest trading price during the Look Back Period (as defined below) in effect as of the date of the Notice, but not more than the Conversion Cap (as defined below) if the Conversion Cap has then been determined.

          Except as otherwise provided by applicable law, holders of shares of Convertible Preferred Stock have no voting rights.

          Commencing the earlier of (i) 91 days after the date of issuance and
(ii) the date that a registration statement registering the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock (including such shares issuable upon exercise of the Convertible Preferred Stock Warrants) is declared effective by the Securities and Exchange Commission, 10% (or such larger percentage as is determined by the Company in its sole discretion) of the number of shares of Convertible Preferred Stock held of record by each holder on such day will become convertible into shares of Common Stock, and thereafter on the successive monthly anniversaries of such day an equal number of such shares of Convertible Preferred stock will become convertible (on a cumulative basis). The number of shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock will equal the Liquidation Preference of the shares being converted divided by the then-effective conversion price applicable to the Common Stock (the "Conversion Price"). Notwithstanding the foregoing, all the Convertible Preferred Shares will be fully convertible upon the happening of certain events and conditions, including a change of control transaction; the filing of bankruptcy; the failure of the Company to timely file its Form 10-K or Form 10-Q; the failure or unwillingness of the Company's independent auditors to express a customary opinion on the Company's financial statements within 90 days after the end of the Company's fiscal year or shall express a "going concern" qualification; the Common Stock shall cease to be listed on either NASDAQ or National Securities Exchange; or there shall occur a material breach by the Company of any of its obligations under the Preferred Stock Investment Agreements pursuant to which the Convertible Preferred Stock was originally issued.

          The Conversion Price as of any Conversion Date will be the lowest trading price of the Common Stock for the consecutive trading days in the Lookback Period, reduced by the Applicable Percentage. The "Lookback Period" represents the number of consecutive trading days changing from 15 days through the last day of the third month after the date of issuance of the Convertible Preferred Stock increasing by 3 consecutive trading days following the last day of the seventeenth month after the issuance of the Convertible Preferred Stock. The "Applicable Percentage" is dependent upon the amount of time which has passed from original issuance to the date of measurement, being 8.5% through the fourth month and from the fifth month through the end of the eighteenth month being 9.5%, 11%, 12%, 13.5%, 15%, 16.5%, 18%, 19.5%, 22%,
24.5%, 28.5%, 32.5%, 36.5% and 39%, respectively. At any date more than eighteen months after the date of issuance, the Conversion Price will be the lesser of (a) 61% of the average closing price of the Common Stock for all the trading days during the 18th month (the "Conversion Cap") or (b) 61% of the Conversion Price determined as aforesaid. The Conversion Price is at all times also subject to adjustment for customary anti-dilution events such as stock splits, stock dividends and reorganizations. Additionally, if the Company issues Common Stock or securities convertible into or exercisable for Common Stock or other convertible securities at an effective price per share which is lower than the conversion price of the shares of Convertible Preferred Stock at that time, the Company is required to issue upon conversion of the shares of Convertible Preferred Stock an additional number of shares of Common Stock necessary to reduce the effective conversion price to such lower issue price (subject to certain exceptions pertaining to shareholder approved option plans). Notwithstanding the foregoing, no holder of Convertible Preferred Stock will be entitled to convert any share of Convertible Preferred Stock into shares of Common Stock if, following such conversion, the holder and its affiliates (within the meaning of the Securities Exchange Act of 1934) will be beneficial owners (as defined in Rule 13d-3 thereunder) of 10% or more of the outstanding shares of Common Stock.

          Notwithstanding the foregoing, if and so long as Depressed Price Condition (as hereinafter defined) exists, (i) the number of consecutive trading days in the Lookback Period will be three days, (ii) the conversion price will be the average of the low trading prices for the consecutive trading days in the Lookback Period reduced by the Applicable Percentage and
(iii) the Company may at its option, exercised by written notice (the "Cash Conversion Notice") given to the holders of the Convertible Preferred Stock five days prior to the effective date specified in such Notice (the "Effective Date") require that any shares of Convertible Preferred Stock converted on the Effective Date, or thereafter while such Cash Conversion Notice remains in effect, will receive in lieu of Common Stock cash in an amount per share equal to the Liquidation Preference divided by the difference between 100% and the Applicable Percentage in effect on the Conversion Date (the "Cash Conversion Price"). The Cash Conversion Notice may specify a price range within which such Notice shall be effective. The upper limit of the range so specified may not exceed $6.00. The Cash Conversion Notice will cease to be effective (i) if the Depressed Price Condition ceases to exist, (ii) 30 days after its Effective Date, or (iii) if the Company fails to make payment of the Cash Conversion Price to any holder entitled thereto. A "Depressed Price
Condition" shall be deemed to exist on any date if during the twenty consecutive trading days immediately prior to such date the average closing price of the Common Stock is less than $6 per share (adjusted for stock splits, stock dividends and like capital adjustments).

          In addition, following conversion of the Convertible Preferred Stock into shares of Common Stock, the holders of such shares of Common Stock will be limited on resales of such shares to the greatest of: (i) 10% of the average daily trading volume of the Common Stock for the five trading days preceding any such sale date; (ii) 25,000 shares; and (iii) 10% of the trading volume for the Common Stock on the date of any such sale.

          The exact number of shares issuable upon conversion of all of the Convertible Preferred Stock and offered hereby cannot currently be estimated but, generally, such issuances of Common Stock will vary inversely with the market price of the Common Stock. The holders of Common Stock ownership interest will be materially diluted by conversion of the Convertible Preferred Stock, which dilution will depend on, among other things, the future market price of the Common Stock and the conversion elections made by holders of the Convertible Preferred Stock. Investors should review carefully the material under "Risk Factors -- Effect of Conversion of Convertible Preferred Stock; Potential Common Stock Adjustment" as well as the other information contained or incorporated by reference in this Prospectus.

GENERAL

          Under applicable Colorado law and the Company's Articles of Incorporation, the Company's Board of Directors has the authority, without further action by the shareholders, to issue additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the shareholders. Issuance of additional shares of preferred stock may adversely affect the rights, privileges and preferences afforded the holders of Common Stock, including a decrease in the amount available for distribution to holders of the Common Stock in the event of a liquidation or payment of preferred dividends. The issuance of additional shares of preferred stock, and shares of Common Stock into which such preferred stock may be converted, may, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, discouraging tender offers for the Company and inhibiting certain equity issuances until substantially all such shares are converted or redeemed. The Company currently has no plans to designate and/or issue any additional shares of preferred stock, except those issuable pursuant to the April Convertible Preferred Stock Warrants and the September Convertible Preferred Stock Warrants.

COLORADO LAW AND LIMITATIONS ON CHANGES IN CONTROL

          Under Section 7-106-205 of the Colorado Business Corporation Act (the "Act"), a corporation may create and issue rights, options, warrants or convertible securities entitling the holders thereof to purchase, receive or acquire shares of the corporation or assets or debts or other obligations of
the  corporation  (collectively,  "Rights").    The  Board  of  Directors  is
authorized to determine the terms upon which the Rights are issued, their form and content, and the consideration, if any, for which shares, assets, or debts or other obligations of the corporation are to be issued pursuant to the Rights. In the absence of fraud in the transaction, the judgment of the Board of Directors as to adequacy of consideration received for such Rights is conclusive. The terms determined by the Board of Directors under this Section for Rights issued to any shareholders, by way of distribution or otherwise, may, without limitation: (a) preclude or limit any significant shareholder from exercising, converting, transferring or receiving Rights; (b) impose conditions upon the exercise, conversion, transfer or receipt of Rights by any significant shareholder that differ from those imposed on other holders of the same class of Rights; or (c) provide that, upon exercise or conversion, any significant shareholder shall be entitled to receive securities, obligations, or assets, the terms and nature of which may differ from the securities, obligations, or assets to be received by the other holders of the same class of Rights. The Section defines "significant shareholder" as any person owning, or offering to acquire, directly or indirectly, a number or percentage, as specified by the Board of Directors, of the outstanding voting shares of the corporation, or any transferee of such person.

          The Company's bylaws require advance notice of any action (including nomination of directors) to be proposed at any annual or special meeting of shareholders and set forth other specific procedures that a shareholder must follow to properly bring any business in front of such a meeting. In addition, the bylaws provide that a special meeting of the Company's shareholders may only be called by the Chairman of the Board, the President, a Vice President of the Company or by shareholders representing 10% of the outstanding shares entitled to vote at the meeting. A director may be removed from office at any time, with or without cause by shareholders, but only by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors. Any amendment of the bylaws may be made by the Board of Directors. Amendments to the Articles requires the affirmative vote of the shareholders.

          These bylaw provisions, the provisions authorizing the Board of Directors to issue preferred stock without shareholder approval and the provisions of Section 7-106-205 of the Act could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

          The Company's Articles of Incorporation provides that the Board of Directors shall have the power to:

          (a) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action (other than an action by or in the right of the Company) by reason of fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of Company as a director, officer, employee or agent of another entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

          (b) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company, but not indemnification shall be made in respect of any claim if such individual has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company except and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

          (c) Indemnify a director, officer, employee or agent of the Company to the extent such person has been successful on the merits in the defense of any action, suit or proceeding referred to in subparagraph (a) or subparagraph (b) above or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him in connection therewith.

          (d) Authorize indemnification under Subparagraphs (a) or (b) above (unless ordered by a court) in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct such set forth in subparagraphs (a) or (b).

          (e) Authorize payment of expenses incurred in defending a civil or criminal action, suit or proceeding advance of the final disposition of such action, suit or proceeding as authorized in subparagraph (d) above, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Company as authorized above.

          (f) Purchase or maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Company or who is or was serving at the request of the Company as a director, officer, employee or agent of another entity against any liability asserted against him or incurred by him in any such capacity or arising out of the status of such.

          The foregoing indemnification is not deemed to be exclusive of any other rights to which those indemnified may be entitled.

TRANSFER AGENT AND REGISTRAR

          The Transfer Agent and Registrar for the Common Stock and the Convertible Preferred Stock is American Securities Transfer, Denver, Colorado.

                               PLAN OF DISTRIBUTION

          The Selling Shareholders have advised the Company that the sale or distribution of the Common Stock may be effected directly to purchasers by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on any stock exchange, in the Nasdaq SmallCap Market, or in the over the counter market, (ii) in transactions otherwise than on any stock exchange or in the over-the-counter market, or (iii) through the writing of option (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales of, the Common Stock. The shares may also be sold pursuant to Rule 144. Any of such transactions may be effected at a market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Shareholder or by agreement between the Selling Shareholder and underwriters, brokers, dealers or agents, or purchasers. If the Selling Shareholders effect such transactions by selling Common Stock to or through underwriters, brokers, dealers or agent, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchaser of Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Shareholders and any brokers, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters, and any profit on the sale of Common Stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

          Under the securities laws of certain states, the Common Stock, may be sold in such states only through registered or licensed brokers or dealers.
  In addition, in certain states the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

          The Company will pay all the expenses incident to the registration, offering and sale of the Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company has agreed to indemnify the Selling Shareholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. The Company estimates that the expenses of the offering to be borne by it will be approximately $63,000. The Company will not receive any proceeds from the sale of any of the Common Stock by the Selling Shareholders.

          Cappello Capital Corp. acted as placement agent in connection with the placement of the September Convertible Preferred Stock which has been or will be converted into the Common Stock offered hereby, and said firm received a fee and warrants from the Company in connection therewith. Griffin Capital acted as the Company's financial advisor and received a fee for its services.

          The Company has informed the Selling Shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to purchases and sales of Common Stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the Common Stock. The Company has also advised the Selling Shareholders that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a Prospectus Supplement must be distributed setting forth such terms and related information as required.


                                  USE OF PROCEEDS

          This Prospectus relates to Shares of Common Stock that may be offered  and sold from time to time by the Selling Shareholders.  See "Plan of
Distribution."    There  will  be  no  proceeds to the Company from previously completed  private  placements  of common stock and from the conversion of the
Convertible  Preferred  Stock.    The  Company  would  receive  approximately
$4,393,000 in proceeds (net of approximately $63,000 which is the estimated cost of this offering) from the exercise of warrants and options previously issued and the September Convertible Preferred Stock Warrants. Such proceeds are expected to be used for mineral property development, general corporate purposes, advances and/or investment in WPUR and purchase of the Company's Common Stock.


                            FORWARD LOOKING STATEMENTS

          Statements contained in this Prospectus (including certain of the documents incorporated by reference herein) that are not based on historical facts are forward-looking statements subject to uncertainties and risks including, but not limited to, product demand and acceptance, economic conditions, government intervention, the impact of competition and pricing, results of financing efforts, and other risks described in this Prospectus (including certain of the documents incorporated by reference herein).


                                  LEGAL MATTERS

          The validity of the Common Stock offered hereby has been passed upon for the Company by Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017.


                                    EXPERTS

          The consolidated financial statements of the Company and Vector Environmental Technologies, Inc. incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended September 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

          The independent consultant who has calculated the Company's gold reserves is Mr. Pierre Gerard van Ginkel Bekker, B Sc Geology, Consulting Geologist.

          NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                              ________________________________

                                      TABLE OF CONTENTS

Available Information                                                      3
Incorporation of Certain Information by Reference                          3
Risk Factors                                                               4
The Company                                                               12
Recent Developments                                                       13
Shares Available for Future Sale                                          15
Selling Shareholders                                                      16
Description of Capital Stock                                              20
Plan of Distribution                                                      27
Use of Proceeds                                                           28
Forward Looking Statements                                                28
Legal Matters                                                             28
Experts                                                                   29


                                  4,863,539 SHARES

                                     CASMYN CORP.

                                     COMMON STOCK
                                _______________________

                                      PROSPECTUS
                                _______________________

                                  ______________, 1997
                                    ________________

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The estimated expenses payable by the registrant in connection with the registration, issuance and distribution of the Common Stock offered hereby are as follows:

           SEC Registration Fee                                   $ 7,869
           Legal Fees and Expenses                                 30,000
           Accounting Fees and Expenses                            20,000
           Miscellaneous Expenses                                   5,000

           Total                                                  $62,869


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to the By-Laws of the Company, the Company has agreed to indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interest of the corporation and, in certain cases, may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Company must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by Colorado law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.


ITEM 16.  EXHIBITS

          Exhibit No.  Description
          -----------  ---------------------------------------------

          +4.1         Form of Certificate for 8% Convertible Preferred Stock

          +4.2 Articles of Amendment to the Articles of Incorporation of the Company

          ++4.3        Form of Preferred Stock Investment Agreement dated
                       September 2, 1997

          +4.4         Form of Stock Purchase Warrant

          ++5.1        Opinion of Loeb & Loeb LLP

          ++23.1       Consent of Deloitte & Touche LLP

          ++23.2       Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

          ++23.3       Consent of PG v G Bekker, Consulting Geologist

_____________

+ Incorporated by reference from the Company's Registration Statement on Form S-3 (No. 333-27649) declared effectie on July 29, 1997
++ Filed herewith

ITEM 17.  UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3         To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparks, State of Nevada, on the 19th day of September, 1997.

                                             CASMYN CORP.



                                             By /s/ Amyn S. Dahya
                                             --------------------------------
                                                    Amyn S. Dahya
                                                    President and
                                                    Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                        CAPACITY                     DATE
---------                        --------                     ----
/s/  Amyn S. Dahya               President, Chief Executive   September 22, 1997
------------------------------   Officer and Director
     Amyn S. Dahya

/s/  Douglas C. Washburn         Vice President, Secretary,   September 22, 1997
------------------------------   Treasurer
     Douglas C. Washburn         (Principal Financial Officer)

/s/  Hanif S. Dahya              Director                     September 22, 1997
------------------------------
     Hanif S. Dahya

/s/  Sandro Kunzle               Director                     September 22, 1997
------------------------------
     Sandro Kunzle

/s/  Dennis E. Welling           Controller (Principal        September 22, 1997
------------------------------   Accounting Officer)
     Dennis E. Welling


                                   EXHIBIT INDEX
                                                                     Sequential
Exhibit No.   Description of Exhibit                                 Page No.
-----------   ----------------------                                 ----------

+4.1          Form of Certificate for 8% Convertible Preferred Stock

+4.2 Articles of Amendment to the Articles of Incorporation of the Company

++4.3 Form of Preferred Stock Investment Agreement dated September 2, 1997

+4.4         Form of Stock Purchase Warrant

++5.1         Opinion of Loeb & Loeb LLP

++23.1        Consent of Deloitte & Touche LLP

++23.2        Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

++23.3        Consent of P G v G Bekker, Consulting Geologist

____________
+   Incorporated by reference from the Company's Registration Statement on Form
    S-3 (No.333-27649) declared effective on July 29, 1997
++  Filed herewith

                       PREFERRED STOCK INVESTMENT AGREEMENT


               AGREEMENT dated as of September 2, 1997 between Casmyn Corp. (the "Company") and the investor whose name is set forth at the foot of this Agreement (the "Investor").

The parties hereto agree as follows:


                                     ARTICLE I

                         Purchase and Sale of Preferred Stock
                         ------------------------------------

     Section 1.1 Purchase and Sale of Preferred Stock. Upon the following terms and conditions, the Company shall issue and sell to the Investor shares of the Company's First Convertible Preferred Stock (the "Shares") having the rights, designations and preferences set forth in Schedule I hereto, and the Investor shall purchase from the Company the number of Shares designated on the signature page hereof.

     Section 1.2 Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be $25.65 per share plus accrued dividends at 8% from August 1, 1997 to the Closing Date.

     Section 1.3     The Closing.

             (a) The closing of the purchase and sale of the Shares (the "Closing"), shall take place at the offices of the Company, at 10:00 a.m., local time on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investor and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

             (b) On the Closing Date, the Company shall deliver to the Investor certificates representing the number of Shares being purchased by the Investor, registered in the name of the Investor, or deposit such Shares into accounts designated by the Investor, and the Investor shall deliver to the Company the Purchase Price for such Shares by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

     Section 1.4  Covenant to Register.
                  ----------------------

             (a) For purposes of this Section, the following definitions shall apply:

                  (i) The terms "register," "registered," and "registration" refer to a registration under the Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

                  (ii) The term "Registrable Securities" means the stock issued or issuable upon conversion of the Shares, or otherwise issued or issuable pursuant to this Agreement or the provisions of Schedule I hereto, and any securities of the Company or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares, which (i) have not been resold pursuant to an effective registration statement or pursuant to Rule 144 under the Act and (ii) may not be resold pursuant to Rule 144(k) under the Act. For purposes of this Agreement, securities will be considered ineligible for resale pursuant to Rule 144(k) under the Act unless the Company's transfer agent has accepted an instruction from the Company specifying that such securities are eligible for sale pursuant to Rule 144(k).

                  (iii) The term "holder of Registrable Securities" includes any person who holds Shares which are convertible into Registrable Securities.

          (b)     (i)     The Company shall, as expeditiously as possible
following the Closing, file a registration statement on Form S-3, or if Form S-3 is not then available, another appropriate form, covering all the Registrable Securities and sales thereof under Rule 415, and shall use its best efforts to cause such registration statement to become effective by the 90th calendar day after the Closing Date (the "Initial Registration"). In the event such registration is not so declared effective or does not include all Registrable Securities, a holder of Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration). The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities, then so long as the Company is in compliance with its obligations under Subsection (d)(i) through (v) hereof, the demand registration rights granted pursuant to this

Subsection (b) (i) shall not be applicable. If such registration statement is not declared effective with respect to all Registrable Securities, or if the Company is not in compliance with said obligations, the demand registration rights described herein shall remain in effect. The Company shall provide holders of Registrable Securities reasonable opportunity to review any such registration statement or amendment or supplement thereto prior to the filing thereof. If the Registrable Securities are registered initially on a form other than Form S-3, the Company shall register the Registrable Securities on Form S-3 as soon as use of such form is permissible.

                  (ii) The Company shall not be obligated to effect Demand Registration under Subsection (b)(i) if all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d) (i) through (v) hereof.

                  (iii) The Company may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"), and may suspend use of the prospectus included in the Registration Statement if such prospectus ceases to meet the requirements of Section 10 of the Act. The Company will immediately advise the holders of the registered securities of any such suspension, and will use its best efforts to cause such suspension to terminate at the earliest possible date.

                  (iv) If the registration statement covering all Registrable Securities is not effective by the 90th calendar day after the Closing Date, then the Company shall pay the Investor in cash an amount equal to 3% of the total Purchase Price of the Shares purchased by the Investor for each 30 day period thereafter until such registration statement is effective (pro-rata as to a period of less than 30 days); provided, however, that such payment, with respect to the first 60 days (but not thereafter), may be made in Shares valued at the Purchase Price. An amount equal to 3% of the total Purchase Price of Shares and any Registrable Securities then held by Investor shall also be paid to the Investor in cash during any period in excess of 30 days that (i) the effectiveness of the Registration Statement or use of the prospectus is suspended as set forth in Section 1.4 (b)(iii) or the prospectus is otherwise unavailable for use by sellers of Registrable Securities, or if the Registrable Securities are not listed and traded on NASDAQ or on a national securities exchange. Any payment hereunder shall be made not later than five business days after the end of the 30-day period with respect to which such payment is due and if not so paid the Shares shall be redeemable at the option of the holder thereof at their liquidation preference divided by 100% less the Applicable Percentage set forth in Schedule I hereto. The "Purchase Price" of Registrable Securities shall be (i) in the case of

Registrable Securities derived from conversion or substitution of Shares, the Purchase Price of such Shares, and (ii) in the case of Registrable Securities derived from dividend payments, the original dollar amount of such dividends. This subsection is in addition to the provisions of Section 7.2(a) hereof.

          (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and all Registrable Securities have not theretofore been included in a registration statement under Subsection (b) which remains effective, the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration. Upon the written request of any holder of Registrable Securities given within twenty (20) days after receipt of such notice by the holder of Registrable Securities, the Company shall use its list efforts to cause to be registered under the Act all Registrable Securities that such holder of Registrable Securities requests to be registered. However, the

Company shall have no obligation under this Subsection (c) to the extent that, with respect to a public offering registration, the managing underwriter of such public offering reasonably notifies such holder(s) in writing of its determination that the Registrable Securities or a portion thereof should be excluded therefrom.

          (d) Whenever required under this Section to effect the registration of any Registrable Securities, including, without limitation, the Initial Registration, the Company shall, as expeditiously as reasonably possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 1.4(b)(i), and keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement, or, if earlier, until such Registrable Securities may be sold under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect).

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                  (iii) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the registration statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities.

                  (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by a holder of Registrable Securities and keep such registration or qualification effective as long as required to permit sale of Registrable Securities thereunder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                   (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

                  (vi) Furnish, at the request of any holder of Registrable Securities, (1) an opinion of counsel of the Company, dated the effective date of the registration statement, in form and substance reasonably satisfactory to the holder and its counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and (2) a letter or letters of the Company's independent public accountants in form and substance reasonably satisfactory to the holder and its counsel.

                  (vii) Use its best efforts to list the Registrable Securities covered by such registration statement with any national market or securities exchange on which the Common Stock is then listed, and make generally available on a timely basis such statements of earnings as are required to comply with Section lla of the Act.

                  (viii) Make available for inspection by the holder of Registrable Securities, upon request, all SEC Documents (as defined below) filed subsequent to the Closing and require the Company's officers, directors and employees to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement.

          (e) Each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. The Investor shall provide such data as of closing. The intended method of disposition (Plan of Distribution) of such securities as so provided by Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of the Investor.

          (f)     (i)     The Company shall indemnify, defend and hold
harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) (each, a "Selling Shareholder") and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in the registration statement; provided further, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Selling Shareholder under an obligation to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder failed to do so and (ii) the prospectus would have completely corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectuses so amended or supplemented and having been obligated to deliver such prospectuses, the Selling Shareholder thereafter failed to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder.

                  (ii) In the event of any registration under the Act of Registrable Securities pursuant to Subsections (b) or (c), each holder of such Registrable Securities hereby severally agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that such holders will be liable in any such case to the extent, and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in strict conformity with written information furnished in an instrument duly executed by such holder specifically for use in the registration statement.

                  (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, or after actual knowledge of any claim, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify shall not relieve the indemnifying party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any liability which it may have to the indemnified party under this section if and to the extent it is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that if the defendants in any such action include both the indemnifying party and such indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. In clarification of the foregoing, if the

Company is the indemnifying party it shall pay the reasonable expenses and fees of one separate counsel whose selection is approved by the largest group of similarly situated indemnified parties as measured by the aggregate par value of such Registrable Securities owned by such group. Any indemnified party who chooses not to be represented by the foregoing separate counsel shall be entitled, at its own expense to be represented by counsel of its own selection. An indemnifying party shall not be bound by or have liability in respect of any settlement entered into without its consent.

          (g)     (i)     With respect to the inclusion of Registrable
Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; provided, however, that any Selling Shareholders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration.

                  (ii)     The fees, costs and expenses of registration to be
borne by the Company as provided in this Subsection (g) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to counsel for the holders of Registrable Securities its documents and personnel for due diligence purposes, and shall pay the reasonable fees and disbursements of one law firm (but not more than one) acting as counsel for a majority of such holders. Except as otherwise provided herein, fees and disbursements of counsel and accountants for the Selling Shareholders shall be borne by the respective Selling Shareholders.

          (h) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section may be assigned by Investor to a transferee or assignee of 20% or more, in the aggregate, of its Shares or the Registrable Securities derived from such Shares. Any transferee asserting registration rights hereunder shall be bound by the applicable provisions of this Agreement.

          (i) From and after the date of this Agreement, the Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein.

                                    ARTICLE II

                            Representations and Warranties
                            ------------------------------

     Section 2.1   Representations and Warranties of the Company. The
Company  hereby  makes  the  following  representations  and warranties to the
Investor:

                  (a) Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of Colorado and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries except as listed in Exhibit A hereto or in the SEC Documents (as hereinafter defined). The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole, or any adverse effect on the Company's performance of its obligations under this Agreement or any other agreement or document contemplated hereby.

                  (b) Authorization: Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder, and recognize that they have a potential dilutive effect.

                  Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 20,000,000 shares of preferred stock; there are 13,493,167 shares of Common Stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof and pursuant to similar agreements of like tenor, there will be 13,493,167 shares of Common Stock and approximately 1,234,667 shares of First

Convertible Preferred Stock issued and outstanding. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in Exhibit A hereto and as described in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

          (d) Issuance of Shares. The issuance of the Shares has been duly authorized and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Schedule I hereto. The Common Stock issuable upon conversion of the Shares will be duly authorized and reserved for issuance and, upon conversion in accordance with the Certificate of Designation to be filed by the Company to establish the rights and preferences of the Shares, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or adverse claims, and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

          (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investor and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect.
  The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than the filing of a Certificate setting forth the terms of the Shares with the Colorado Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

          (f) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investor true and complete copies of the quarterly and annual (including, without limitation, proxy information and solicitation materials) SEC Documents filed with the SEC since December 31, 1995. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder except as set forth on Exhibit A and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) No Material Adverse Change. Since the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no event which would have a Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries, except as otherwise disclosed or reflected in other SEC Documents prepared through or as of a date subsequent thereto, and the Company has not received any communication from the SEC or the NASD regarding any possible de-listing of the Company's Common Stock.

          (h) No Undisclosed Liabilities or Litigation. The Company and its subsidiaries have no liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries. All material litigation to which the Company or its subsidiaries are parties is disclosed in the SEC documents or in Exhibit A hereto.

          (i) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (j) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf (including Cappello Capital Corp. (the "Placement Agent")), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

          (k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Shares under the Act.

          (l) Approval Commitments. The Company has received binding assurance from its executive officers and directors and all stockholders who own more than 5% of the outstanding stock of the Company, to the effect that such persons will vote all their shares in favor of such approval of the transactions contemplated hereby as may be necessary to comply with any rule or regulation of the NASD or any other regulatory agency.

     Section 2.2 Representations and Warranties of the Investor. The Investor hereby makes the following representations and warranties to the
Company:

          (a) Authorization, Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold hereunder, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor's charter documents or By-Laws or (ii) conflict with any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor. The business of the Investor is not being conducted in violation of any law or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Investor is not required to obtain any consent or authorization of any governmental  agency  in  order  for  it to perform its obligations under this
Agreement. The data to be provided by the Investor in connection with registering the Registrable Securities under the Act will be true and correct in all material respects.

          (c) Investment Representation. The Investor is purchasing the Shares for its own account for investment and not with a view to distribution otherwise than in compliance with the Act. Investor has no present intention to sell the Shares and Investor has no present arrangement (whether or not legally binding) to sell the Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

          (d) Accredited Investor. The Investor is an accredited investor as defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general, and investments in particular, so that the Investor is able to evaluate the merits and risks of an investment in the Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), the Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Shares pursuant hereto. The Investor acknowledges that no representation or warranty is made by the Placement Agent or any persons representing the Placement Agent with respect to the Company or sale of the Shares.

          (e) Rule 144. The Investor understands that there is no public trading market for the Shares, that none is expected to develop, and that the Shares must be held indefinitely unless such Shares or securities into which the Shares are converted are registered under the Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

                                    ARTICLE III

                                     Covenants
                                     ---------

     Section 3.1     Securities Compliance.

          (a) The Company shall notify the SEC and NASD, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and Common Stock issuable upon conversion thereof to the Investor or subsequent holder.

          (b) The Investor understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.

     Section 3.2 Registration and Listing. Until three (3) years after all Shares have been converted into Common Stock, the Company will cause its Common Stock (or other securities into which the Shares are convertible) to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. Until three (3) years after all Shares have been converted into Common Stock the Company will take all action within its power to continue the listing or trading of its Common Stock on any stock exchange on which such stock is traded and on the Nasdaq National Market or the Nasdaq Small Cap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and Nasdaq.

     Section 3.3 Stockholder Approval. The Company will use its best efforts to promptly notice and hold a stockholders meeting if, as and when necessary to obtain any stockholder approvals required by the Company (including those required by all applicable agreements between the Company and the NASD or Nasdaq) to allow for issuance of Common Stock upon conversion of the Shares.

     Section 3.4 Sale Restrictions. Following conversion of the Shares into Common Stock of the Company, Investor will not on any trading day offer or sell publicly on NASDAQ or on the principal exchange on which the Common Stock is traded, on a net basis more than the following number of such shares of Common Stock: the greatest of (i) 10% of the average daily trading volume of the Common Stock for the five trading days preceding such sale as reported by NASDAQ or by such principal exchange, (ii) 25,000 shares, and (iii) 10% of the trading volume for the Common Stock on such day.

     Section 3.5 Conversion Rights. Investor shall not be entitled to convert any Share into Common Stock of the Company if following conversion of such Share the Investor and its affiliates (within the meaning of the Exchange
Act) shall be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of 10% or more of the Common Stock of the Company, or if a lesser percentage is set forth after the name of the Investor on the signature page hereof, such lesser percentage. The provisions of this Section cannot be amended.

     Section 3.6 Short Sale Restrictions. Investor agrees not to sell Common Stock of the Company "short" except for (i) sales of shares issuable to Investor upon conversion, made within 72 hours prior to the time notice of conversion is given, (ii) sales against shares of Common Stock owned the day the short position is established, or (iii) more than 12 months after the Closing, sales against shares issuable upon conversion of the Shares whether or not notice of conversion has been given. This Section shall not apply to sales in which Investor has no beneficial interest made on behalf of third-party clients who are not holders of Shares.

     Section 3.7 Notice of Conversion Cap. No later than the 15 days after the end of the 18th month after the Closing Date, the Company will deliver notice to the Investor specifying the amount of the Conversion Cap (as defined in Schedule I hereto) and the calculation thereof.

     Section 3.8 Most Favored Nation Clause. If the Company issues Common Stock or securities convertible into or exercisable for Common Stock or other convertible securities at a time when any of the Shares remain outstanding, at an effective price per share of Common Stock which is lower than the conversion price of the shares at that time, then the Company shall issue upon conversion of the Shares an additional number of shares of Common Stock necessary to reduce the effective conversion price to such lower issue price. This Section shall not be applicable to issuances of Common Stock, or options granted at market price, pursuant to any shareholder approved option plan covering not more than 8% of the Company's outstanding stock.


                                   ARTICLE IV

                                   Conditions
                                   ----------

     Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and/or sell the Shares to the Investor is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of the Investor's Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects.

          (b) Performance by the Investor. The Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     Section 4.2 Conditions Precedent to the Obligation of the Investor to Purchase the Shares. The obligation hereunder of the Investor to acquire and pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

          (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

          (c) Nasdaq. The Company's Common Stock shall have been listed and admitted to trading on the Nasdaq National Market or the Nasdaq Small Cap Market. Thereafter, and prior to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or Nasdaq and trading in securities generally as reported by Nasdaq shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by Nasdaq.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) Opinion of Counsel, Etc. At the Closing the Investor shall have received an opinion of counsel to the Company in the form attached hereto and such other certificates and documents as the Investor or its counsel shall reasonably require incident to the Closing.

                                     ARTICLE V

                                  Legend on Stock
                                  ---------------

     Each certificate representing the Shares and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
    OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT

    AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     The Company agrees to reissue certificates representing the Shares or, if applicable, the securities issued upon conversion thereof without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Shares (or securities issued upon conversion thereof) pursuant to Rule 144 under the Act, (ii) the securities are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such securities are included in an effective registration statement under the Act.


                                       ARTICLE VI

                                       Termination
                                       -----------

     Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Investor.

     Section 6.2 Other Termination. This Agreement may be terminated by action of the Board of Directors or other governing body of the Investor or the Company at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement.

     Section  6.3    Automatic  Termination.   This Agreement shall
automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth business day following the date of this Agreement.


                                    ARTICLE VII

                                   Miscellaneous
                                   -------------

     Section  7.1 Fees and Expenses.  Except as otherwise set forth in Section
1.4 hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing, all due diligence fees and attorneys' fees and expenses incurred by the Investor and the Placement

Agent, up to the maximums stated in the final letter agreement dated December 18, 1996 as amended February 20, 1997 between the Company and Cappello Capital Corp., in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. The Company shall compensate the Placement Agent and shall indemnify it as set forth in said letter agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. The Placement Agent's compensation includes a cash payment in an amount equal to 7.5% of the Purchase Price of Shares sold by the Company, and the issuance of warrants to the Placement Agent to purchase that number of Shares equal to 10% of the number of Shares sold.

     Section 7.2     Specific Enforcement, Consent to Jurisdiction.

          (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

          (b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in California for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and
(ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Section 7.3 Entire Agreement: Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 7.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     to the Company:                  Casmyn Corp.
                                      Amyn Dahya, Chairman and
                                      President
                                      1800-1500 W. Georgia St.
                                      Vancouver, British Columbia
                                      Canada V6G 2Z6
                                      Fax:    (604) 601-5220

    with a copy to:  Al-Karim Haji
                                      Managing Director-Finance
                                      1800-1500 W. Georgia St.
                                      Vancouver, British Columbia
                                      Canada V6G 2Z6
                                      Fax:    (604) 601-5220

    to  the  Investor:                At the address set forth at the foot of
                                      this Agreement, with copies to Investor's counsel as set forth at the foot of this Agreement or as specified in writing by Investor with a copy to:  Gerard K. Cappello
                                      Cappello Capital Corp.
                                      1299 Ocean Avenue, Suite 306
                                      Santa Monica, California 90401
                                      Fax:    (310) 393-4838

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

     Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party.

     Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 7.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of California without regard to such state's principles of conflict of laws.

     Section 7.10 Survival. The representations and warranties of the Company and the Investor contained in Article II and the agreements and covenants set forth in Articles I, III, V and VII shall survive the Closing.

     Section 7.11 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) to be physically delivered to the other party within five days of the execution hereof.

     Section 7.12 Equal Treatment of Shareholders. The Company will deal on an equal basis, ratably, with all holders of the Shares and will not provide any economic benefit or opportunity to any holder of Shares unless such benefit or opportunity is made available on equal terms to all holders of Shares.

     Section 7.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without its consent unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                           CASMYN CORP.



                                           By: ______________________________
                                               Name:  Amyn Dahya
                                               Its:  Chairman and President

Number of Shares                           THE INVESTOR

________________                           By:  ______________________________
                                                Name:
                                                Its:
Dollar Amount at                                Investor's address:
$25.65 per share

$_______________                           Percentage limitation, if desired ___

                                                Name and address of Investor's
                                                counsel:
Accrued Dividend
at $0._____ per share


Total Purchase Price

$________________


                                     EXHIBIT A

                                    CASMYN CORP.
                                           CONVERSION        CONVERSION
DATE ISSUED    DESCRIPTION                 SHARES            PRICE
-----------    -----------                 ----------        ----------

WARRANTS:
---------

9/95           Private Placement (Reg D)    357,143          $8.50
3/96           Private Placement (Reg S)    375,000          13.00
9/96           Private Placement (Reg S)    204,546          11.00
11/96          Private Placement (Reg S)     77,500          10.00

               Total Warrants             1,014,189

STOCK OPTIONS:
--------------
                                            QUALIFIED
               NON-QUALIFIED PLAN           PLANS            TOTAL
               ------------------           ---------        -----

Options Granted           246,000           2,465,000        2,711,000

Options Exercised       ( 128,000)            (87,000)        (215,000)

Cancelled                       -            (192,500)        (192,500)

Options Outstanding       118,000           2,185,500        2,303,500

Options Vested            118,000           1,073,000        1,191,000

Total Authorized          250,000           2,850,000



Fully Diluted Share Calculation:

Total Shares Outstanding 8/20/97                             13,483,167

Total Shares from conversion of Common Stock Warrants         1,014,189

Total Shares from exercise of vested options                  1,191,000

Total Shares from conversion of convertible preferred stock
and convertible preferred stock warrants                      4,838,198

Fully Diluted Shares                                         20,536,554
